Exhibit 3.1

AMENDED AND RESTATED BYLAWS

OF

PROSPERITY BANCSHARES, INC.

A Texas Corporation

Date of Adoption

January 16, 2018

Table of Contents

(continued)

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Table of Contents

(continued)

		Page
Article 7
Miscellaneous Provisions
Section 7.1	Fiscal Year	15
Section 7.2	Corporate Seal	16
Section 7.3	Notice and Waiver of Notice	16
Section 7.4	Facsimile Signatures	16
Section 7.5	Reliance upon Books, Reports and Records	16
Section 7.6	Application of Bylaws	16
Article 8
Indemnification of Officers and Directors
Section 8.1	Indemnification	17
Section 8.2	Nonexclusivity	17
Section 8.3	Insurance	17
Section 8.4	Witnesses	17
Article 9
Amendments
Section 9.1	Amendments	18

-iii-

AMENDED AND RESTATED BYLAWS

OF

PROSPERITY BANCSHARES, INC.

Article 1
Offices

Section 1.1   Registered Office.  The registered office of the Corporation required by the State of Texas to be maintained in the State of Texas shall be the registered office named in the Articles of Incorporation of the Corporation, or such other office as may be designated from time to time by the Board of Directors in the manner provided by law.

Section 1.2   Other Offices.  The Corporation may also have offices at such other places both within and without the State of Texas as the Board of Directors may from time to time determine or the business of the Corporation may require.

Article 2
Shareholders

Section 2.1   Place of Meetings.  All meetings of the shareholders shall be held at the principal office of the Corporation, or at such other place within or without the State of Texas as shall be specified or fixed in the notices or waivers of notice thereof.

Section 2.2   Quorum; Adjournment of Meetings.  Unless otherwise required by law or provided in the Articles of Incorporation of the Corporation or these Bylaws, the holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at any meeting of shareholders for the transaction of business.  The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

Notwithstanding the other provisions of the Articles of Incorporation of the Corporation or these Bylaws, the chairman of the meeting or the holders of a majority of the issued and outstanding stock, present in person or represented by proxy and entitled to vote thereat, at any meeting of shareholders, whether or not a quorum is present, shall have the power to adjourn such meeting from time to time, without any notice other than announcement at the meeting of the time and place of the holding of the adjourned meeting.  If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at such meeting.  At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally called.

Section 2.3   Annual Meetings.  An annual meeting of the shareholders, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place (within or without the State of Texas), on such date, and at such time as the Board of Directors shall fix and set forth in the notice of the meeting, which date shall be within thirteen (13) months subsequent to the last annual meeting of shareholders.

Section 2.4   Special Meetings.  Unless otherwise provided in the Articles of Incorporation of the Corporation, special meetings of the shareholders for any purpose or purposes may be called at any time by the Chairman of the Board, by the Chief Executive Officer, by the President, by a majority of the Board of Directors, or by the holders of 50% of the outstanding shares of the Company entitled to vote at the proposed special meeting, at such time and at such place as may be stated in the notice of the meeting.  Business transacted at a special meeting shall be confined to the purpose(s) stated in the notice of such meeting.

Section 2.5   Record Date.  For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors of the Corporation may fix a date as the record date for any such determination of shareholders, which record date shall not precede the date on which the resolutions fixing the record date are adopted and which record date shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting of shareholders, nor more than sixty (60) days prior to any other action to which such record date relates.

If the Board of Directors does not fix a record date for any meeting of the shareholders, the record date for determining shareholders entitled to notice of or to vote at such meeting shall be at the close of business on the day next preceding the day on which notice is given, or, if in accordance with Article 7, Section 7.3 of these Bylaws notice is waived, at the close of business on the day next preceding the day on which the meeting is held.  The record date for determining shareholders for any other purpose (other than the consenting to corporate action in writing without a meeting) shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.  A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting;  provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

For the purpose of determining the shareholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors.  If the Board of Directors does not fix the record date, the record date for determining shareholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation at its registered office in the State of Texas or at its principal place of business.  If the Board of Directors does not fix the record date, and prior action by the Board of Directors is necessary, the record date for determining shareholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

Section 2.6   Notice of Meetings.  Written notice of the place, date and hour of all meetings, and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be given by or at the direction of the Board of Directors or the other person(s) calling the meeting to each shareholder entitled to vote thereat not less than ten (10) nor more than sixty (60) days before the date of the meeting.  Such notice may be delivered either personally or by mail.  If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the shareholder at such shareholder's address as it appears on the records of the Corporation.

Section 2.7   Shareholder List.  A complete list of shareholders entitled to vote at any meeting of shareholders, arranged in alphabetical order for each class of stock and showing the address of each such shareholder and the number of shares registered in the name of such shareholder, shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held.  The shareholder list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder who is present.

Section 2.8   Proxies.  Each shareholder entitled to vote at a meeting of shareholders or to express consent or dissent to a corporate action in writing without a meeting may authorize the Chairman of the Board or another person or persons to act for him by proxy.  Proxies for use at any meeting of shareholders shall be filed with the Secretary, or such other officer as the Board of Directors may from time to time determine by resolution, before or at the time of the meeting.  All proxies shall be received and taken charge of and all ballots shall be received and canvassed by the secretary of the meeting, who shall decide all questions touching upon the qualification of voters, the validity of the proxies, and the acceptance or rejection of votes, unless an inspector or inspectors shall have been appointed by the chairman of the meeting, in which event such inspector or inspectors shall decide all such questions.

No proxy shall be valid after eleven (11) months from its date, unless the proxy provides for a longer period.  Each proxy shall be revocable unless expressly provided therein to be irrevocable and coupled with an interest sufficient in law to support an irrevocable power.

Should a proxy designate two or more persons to act as proxies, unless such instrument shall provide the contrary, a majority of such persons present at any meeting at which their powers thereunder are to be exercised shall have and may exercise all the powers of voting or giving consents thereby conferred, or if only one be present, then such powers may be exercised by that one;  or, if an even number attend and a majority do not agree on any particular issue, each proxy so attending shall be entitled to exercise such powers in respect of such portion of the shares as is equal to the reciprocal of the fraction equal to the number of proxies representing such shares divided by the total number of shares represented by such proxies.

Section 2.9   Voting; Election; Inspectors.

(a)   Vote per Share.  Unless otherwise required by law or provided in the Articles of Incorporation of the Corporation, each shareholder shall on each matter submitted to a vote at a meeting of shareholders have one vote for each share of the stock entitled to vote which is registered in his name on the record date for the meeting.  For the purposes hereof, each election to fill a directorship shall constitute a separate matter.

(b)   Vote Required.  Unless otherwise required by law or provided in the Articles of Incorporation of the Corporation, the vote or concurrence of the holders of a majority of the shares entitled to vote and represented in person or by proxy at a meeting of shareholders at which a quorum is present shall decide any matter properly brought before a meeting of shareholders, other than the election of directors. Directors shall be elected by a plurality vote.

(c)   Election of Directors.

(i)   In an uncontested election, any nominee for election as a director (including incumbent directors) who receives a greater number of “withhold” votes than votes “for” election (a “Majority Withhold Vote”) shall, following certification of the shareholder vote, promptly tender to the Board of Directors his or her offer of resignation. For purposes of the preceding sentence, an “uncontested election” is an election in which the number of nominees is not greater than the number of directors being elected at the meeting. Each nominee for election as a director (including incumbent directors) must agree in advance to abide by this bylaw provision as a condition of his or her nomination for election as a director.

(ii)   The Nominating and Corporate Governance Committee will consider the resignation offer and make a recommendation to the Board of Directors whether to accept or reject the resignation offer. In making its recommendation, the Nominating and Corporate Governance Committee will consider all factors it deems relevant, including the stated reasons, if any, why shareholders withheld their votes from the director, the length of service and qualifications of the director, the director’s contributions to the Corporation and potential adverse consequences of the resignation (such as failure to comply with New York Stock Exchange listing requirements and Securities and Exchange Commission (“SEC”) rules and regulations).

(iii)   The Board of Directors will act on the Nominating and Corporate Governance Committee’s recommendation within 90 days following certification of the shareholder vote. Any director who tenders an offer of resignation pursuant to this Section 2.9(c) shall not participate in the Nominating and Corporate Governance Committee recommendation or Board of Directors action regarding the resignation offer.

(iv)   If a majority of the members of the Nominating and Corporate Governance Committee receive a Majority Withhold Vote at the same election, then the independent directors who did not receive a Majority Withhold Vote shall appoint a special committee consisting of independent directors who did not receive a Majority Withhold Vote to consider the resignation offers and recommend to the Board of Directors whether to accept or reject all or any of them.

(d)   Registered Name.  Shares registered in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the bylaws (or comparable body) of such corporation may determine.  Shares registered in the name of a deceased person may be voted by the executor or administrator of such person's estate, either in person or by proxy.

(e)   Manner of Voting.  All voting, except as required by the Articles of Incorporation of the Corporation or where otherwise required by law, may be by a voice vote; provided, however, upon request of the chairman of the meeting or upon demand therefor by shareholders holding a majority of the issued and outstanding stock present in person or by proxy at any meeting a stock vote shall be taken.  Every stock vote shall be taken by written ballots, each of which shall state the name of the shareholder or proxy voting and such other information as may be required under the procedure established for the meeting.  All elections of directors shall be by written ballots, unless otherwise provided in the Articles of Incorporation of the Corporation.

(f)   Inspector of Elections.  At any meeting at which a vote is taken by written ballots, the chairman of the meeting may appoint one or more inspectors, each of whom shall subscribe an oath or affirmation to execute faithfully the duties of inspector at such meeting with strict impartiality and according to the best of such inspector's ability.  Such inspector shall receive the written ballots, count the votes, and make and sign a certificate of the result thereof.  The chairman of the meeting may appoint any person to serve as inspector, except no candidate for the office of director shall be appointed as an inspector.

(g)   Cumulative Voting Prohibited.  Unless otherwise provided in the Articles of Incorporation of the Corporation, cumulative voting for the election of directors shall be prohibited.

Section 2.10   Conduct of Meetings.  The meetings of the shareholders shall be presided over by the Chairman of the Board, or in his absence, by the Vice Chairman of the Board, or in his absence, by the Chief Executive Officer, or in his absence, by the President, or in his absence, by such other person as the Board of Directors shall designate.  The Secretary of the Corporation, if present, shall act as secretary of such meetings, or, if the Secretary is not present, an Assistant Secretary shall so act; if neither the Secretary nor an Assistant Secretary is present, then a secretary shall be appointed by the chairman of the meeting.

The chairman of any meeting of shareholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to the chairman in order.

Section 2.11   Advance Notice of Shareholder Nominees.  Any shareholder entitled to vote in the election of directors generally may recommend to the Board of Directors or the Nominating Committee of the Board of Directors, if applicable, one or more persons as a nominee for election as directors at a meeting only if such shareholder has given timely notice in proper written form of his intent to make such nomination or nominations.  To be timely, a shareholder's notice given in the context of an annual meeting of shareholders shall be delivered to or mailed and received at the principal executive office of the Corporation not less than one hundred twenty (120) days in advance of the first anniversary of the date of the Corporation's proxy statement released to shareholders in connection with the previous year's annual meeting of shareholders; provided, however, that if no annual meeting was held in the previous year or the date of the annual meeting of shareholders has been changed by more than thirty (30) days from the date contemplated at the time of the previous year's proxy statement, the notice must be received by the Corporation at least eighty (80) days prior to the date the Corporation intends to distribute its proxy statement with respect to such meeting. To be timely, a shareholder's notice given in the context of a special meeting of shareholders shall be delivered to or mailed and received by the Secretary at the principal executive office of the Corporation not later than the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such special meeting. For purposes of the foregoing, "public announcement" means the disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the SEC pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934. Any meeting of shareholders which is adjourned and will reconvene within thirty (30) days after the meeting date as originally noticed shall, for purposes of any notice contemplated by this paragraph, be deemed to be a continuation of the original meeting and no nominations by a shareholder of persons to be elected directors of the Corporation may be made at any such reconvened meeting other than pursuant to a notice that was timely for the meeting on the date originally noticed.

To be in proper written form, a shareholder's notice to the Secretary shall set forth:

(i)   the name and address of the shareholder who intends to make the nominations and of the person or persons to be nominated;

(ii)   a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and, if applicable, intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

(iii)   if applicable, a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder;

(iv)   such other information regarding each nominee that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934 or any successor regulation thereto (including such person's notarized written acceptance of such nomination, consent to being named in the proxy statement as a nominee and statement of intention to serve as a director if elected).  A nomination of any person not made in compliance with the foregoing procedures shall not be eligible to be voted upon by the shareholders at the meeting.

The Chairman of the Board, or if applicable, the nominating committee, shall have the power and duty to determine whether a nomination was made in accordance with procedures set forth in this Section 2.11 and, if any nomination is not in compliance with this Section 2.11 to declare that such defective nomination shall be disregarded.

Section 2.12   Advance Notice of Shareholder Proposals.  Proposals for business to be brought before any shareholder meeting may be made by the Board of Directors or by any shareholder entitled to vote in such meeting.  However, any such shareholder may propose business to be brought before a meeting only if such shareholder has given timely notice in proper written form of his intent to propose such business.  To be timely, a shareholder's notice given in the context of an annual meeting of shareholder shall be delivered to or mailed and received at the principal executive office of the Corporation not less than one hundred twenty (120) days in advance of the first anniversary of the date of the Corporation's proxy statement released to shareholders in connection with the previous year's annual meeting of shareholders; provided, however, that if no annual meeting was held in the previous year or the date of the annual meeting of shareholders has been changed by more than thirty (30) days from the date contemplated at the time of the previous year's proxy statement, the notice must be received by the Corporation at least eighty (80) days prior to the date the Corporation intends to distribute its proxy statement with respect to such meeting. To be timely, a shareholder's notice given in the context of a special meeting of shareholders shall be delivered to or mailed and received by the Secretary at the principal executive office of the Corporation not later than the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting. For purposes of the foregoing, "public announcement" means the disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the SEC pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934. Any meeting of shareholders which is adjourned and will reconvene within thirty (30) days after the meeting date as originally noticed shall, for purposes of any notice contemplated by this paragraph, be deemed to be a continuation of the original meeting and no nominations by a shareholder of persons to be elected directors of the Corporation may be made at any such reconvened meeting other than pursuant to a notice that was timely for the meeting on the date originally noticed.

To be in proper written form, a shareholder's notice to the Secretary shall set forth:

   (i)   the nature of the proposed business with reasonable particularity, including the exact text of any proposal to be presented for adoption and any supporting statement, which proposal and supporting statement shall not in the aggregate exceed 500 words, and his reasons for conducting such business at the meeting;

   (ii)   any material interest of the shareholder in such business;

   (iii)   the name and record address of the shareholder;

   (iv)   the class and number of shares of the Corporation which are held of record or beneficially owned by the shareholder; and

   (v)   the dates upon which the shareholder acquired such shares of stock and documentary support for any claims of beneficial ownership.

The foregoing right of a shareholder to propose business for consideration at a meeting of the shareholders shall be subject to such conditions, restrictions and limitations as may be imposed by the Articles of Incorporation. Nothing in this Section 2.12 shall entitle any shareholder to propose business at such meeting which has not been properly brought before the meeting.

The chairman of any meeting of shareholders shall determine whether business has been properly brought before the meeting and, if the facts so warrant, may refuse to transact any business at such meeting which has not been properly brought before the meeting.

Notwithstanding any other provision of these Bylaws, the Corporation shall be under no obligation to include any shareholder proposal in its proxy statement or otherwise present any such proposal to shareholders at a meeting of shareholders if the Board of Directors reasonable believes that the proponents thereof have not complied with Sections 13 and 14 of the Securities Exchange Act of 1934, and the rules and regulations promulgated thereunder, and the Corporation shall not be required to be included in its proxy statement to shareholders in accordance with the Securities Exchange Act of 1934 and such rules or regulations.

Nothing in this Section 2.12 shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 of the Securities Exchange Act of 1934.

Section 2.13   Treasury Stock.  The Corporation shall not vote, directly or indirectly, shares of its own stock owned by it and such shares shall not be counted for quorum purposes.  Nothing in this Section 2.13 shall be construed as limiting the right of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

Article 3
Board of Directors

Section 3.1   Power; Number; Term of Office.  The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, and, subject to the restrictions imposed by law or the Articles of Incorporation of the Corporation, the Board of Directors may exercise all the powers of the Corporation.

The number of directors which shall constitute the whole Board of Directors shall be determined from time to time by a resolution adopted by a majority of the Board of Directors (but shall not be less than three); provided that no decrease in the number of directors which would have the effect of shortening the term of an incumbent director may be made by the Board of Directors.  Each director shall hold office for the term for which such director is elected, and until such director's successor shall have been elected and qualified or until such director's earlier death, resignation or removal.  Unless otherwise provided in the Articles of Incorporation of the Corporation, directors need not be residents of the State of Texas.

Section 3.2   Classified Board.  The directors of the Corporation shall be divided into three classes, with respect to the time that they severally hold office, as nearly equal in number as possible, with the initial term of office of the first class of directors (the "Class I Directors") to expire at the 1999 annual meeting of holders of capital stock of the Corporation, the initial term of office of the second class of directors (the "Class II Directors") to expire at the 2000 annual meeting of holders of capital stock of the Corporation and the initial term of office of the third class of directors (the "Class III Directors") to expire at the 2001 annual meeting of holders of capital stock of the Corporation.  Directors elected to succeed those directors whose terms have thereupon expired shall be elected for a term of office to expire at the third succeeding annual meeting of holders of capital stock of the Corporation after their election.  If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain or attain, if possible, the equality of the number of directors in each class, but in no case will a decrease in the number of directors shorten the term of any incumbent director.  If such equality is not possible, the increase or decrease shall be apportioned among the classes in such a way that the difference in the number of directors in any two classes shall not exceed one.

Section 3.3   Quorum; Voting.  Unless otherwise provided in the Articles of Incorporation of the Corporation, a majority of the number of directors fixed in accordance with Section 3.1 shall constitute a quorum for the transaction of business of the Board of Directors and the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 3.4   Place of Meetings; Order of Business.  The directors may hold their meetings and may have an office and keep the books of the Corporation, except as otherwise provided by law, in such place or places, within or without the State of Texas, as the Board of Directors may from time to time determine.  At all meetings of the Board of Directors business shall be transacted in such order as shall from time to time be determined by the Chairman of the Board, or in his absence, by the Vice Chairman, or in his absence, by the Chief Executive Officer, or in his absence, by such other person as the Board of Directors shall designate.

Section 3.5   First Meeting.  Each newly elected Board of Directors may hold its first meeting for the purpose of organization and the transaction of business, if a quorum is present, immediately after and at the same place as the annual meeting of the shareholders.  Notice of such meeting shall not be required.  At the first meeting of the Board of Directors in each year at which a quorum shall be present, held after the annual meeting of shareholders, the Board of Directors shall elect the officers of the Corporation.

Section 3.6   Regular Meetings.  Regular meetings of the Board of Directors shall be held at such times and places as shall be designated from time to time by the Chairman of the Board, or in his absence, by the Vice Chairman of the Board, or in his absence, by the Chief Executive Officer, or in his absence, by such other person as the Board of Directors shall designate.  Notice of such regular meetings shall not be required

Section 3.7   Special Meetings.  Special meetings of the Board of Directors may be called by the Chairman of the Board, the Vice Chairman of the Board or the Chief Executive Officer, or on the written request by three or more members of the Board, in each case on at least twenty-four (24) hours personal, written, telegraphic, cable or wireless notice to each director.

Such notice, or any waiver thereof pursuant to Article 7, Section 7.3 hereof, need not state the purpose or purposes of such meeting, except as may otherwise be required by law or provided for in the Articles of Incorporation of the Corporation or these Bylaws.  Meetings may be held at any time without notice if all the directors are present or if those not present waive notice of the meeting in writing.

Section 3.8   Removal.  Any director or the entire Board of Directors may be removed, but only for cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

Section 3.9   Vacancies; Increases in the Number of Directors.  Unless otherwise provided in the Articles of Incorporation of the Corporation, vacancies existing on the Board of Directors for any reason may be filled by the affirmative vote of a majority of the directors then in office, although less than a quorum, or by the sole remaining director; and any director so chosen shall hold office until the next annual meeting held for the election of directors and until such director's successor shall have been elected and qualified, or until such director's earlier death, resignation or removal.

Section 3.10   Compensation.  Directors and members of standing committees may receive such compensation as the Board of Directors from time to time shall determine to be appropriate, and shall be reimbursed for all reasonable expenses incurred in attending and returning from meetings of the Board of Directors.

Section 3.11   Action Without a Meeting; Telephone Conference Meeting.  Unless otherwise restricted by the Articles of Incorporation of the Corporation, any action required or permitted to be taken at any meeting of the Board of Directors or any committee designated by the Board of Directors may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.  Such consent shall have the same force and effect as a unanimous vote at a meeting, and may be stated as such in any document or instrument filed with the Secretary of State of the State of Texas.

Unless otherwise restricted by the Articles of Incorporation of the Corporation, subject to the requirement for notice of meetings, members of the Board of Directors, or members of any committee designated by the Board of Directors, may participate in a meeting of such Board of Directors or committee, as the case may be, by means of a conference telephone connection or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Section 3.12   Advisory Directors.  The Board of Directors may appoint such number of advisory directors as the Board of Directors may from time to time determine, each of whom shall hold office until the next annual meeting of shareholders following their appointment. Advisory directors shall serve in an advisory capacity to the Board of Directors, but shall not have the right to vote. Advisory directors also may be appointed by the Board of Directors to serve in an advisory capacity on any committee of the Board of Directors, but shall not have the right to vote. The Board of Directors may remove any advisory director, with or without cause, upon a majority vote of the Board of Directors.  The compensation of any advisory director shall be set and determined by the Board.

Section 3.13   Approval or Ratification of Acts or Contracts by Shareholders.  The Board of Directors in its discretion may submit any act or contract for approval or ratification at any annual meeting of the shareholders, or at any special meeting of the shareholders called for the purpose of considering any such act or contract, and any act or contract that shall be approved or be ratified by the vote of the shareholders holding a majority of the issued and outstanding shares of stock of the Corporation entitled to vote and present in person or by proxy at such meeting (provided that a quorum is present) shall be as valid and as binding upon the Corporation and upon all the shareholders as if it has been approved or ratified by every shareholder of the Corporation.  In addition, any such act or contract may be approved or ratified by the written consent of shareholders holding a majority of the issued and outstanding shares of capital stock of the Corporation entitled to vote, and such consent shall be as valid and binding upon the Corporation and upon all the shareholders as if it had been approved or ratified by every shareholder of the Corporation.

Article 4
Committees

Section 4.1   Designation; Powers.  The Board of Directors may, by resolution or resolutions adopted by a majority of the full Board of Directors, designate one or more committees, which shall in each case be comprised of such number of directors as the Board of Directors may determine from time to time, but not less than two.  Any such designated committee shall have and may exercise such of the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation as may be provided in such resolution, except that no such committee shall have the power or authority of the Board of Directors to act with respect to the following matters: (a) approving or adopting, or recommending to the shareholders, any action or matter expressly required by law to be submitted to the shareholders of the Corporation for approval or (b) amending, altering or repealing these Bylaws or adopting new bylaws for the Corporation.  Any such designated committee may authorize the seal of the Corporation to be affixed to all papers which may require it.  In addition to the above, such committee or committees shall have such other powers and limitations of authority as may be determined from time to time by the Board of Directors.

Section 4.2   Procedure; Meetings; Quorum.  Except as otherwise provided by the Board of Directors, meetings of any committee shall be conducted in accordance with the provisions of Section 3.6, 3.7 and 3.11 this Article 3 as the same shall from time to time be amended. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors at its meeting next succeeding such action or when otherwise required.  A majority of the members of any such committee shall constitute a quorum, except as provided in Section 4.3 of this Article 4, and the affirmative vote of a majority of the members present shall be necessary for the adoption by it of any resolution.

Section 4.3   Substitution and Removal of Members; Vacancies.  The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee.  In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.  The Board of Directors shall have the power at any time to remove any member(s) of a committee and to appoint other directors in lieu of the person(s) so removed and shall also have the power to fill vacancies in a committee.

Article 5
Officers

Section 5.1   Number, Titles and Term of Office.  The elected officers of the Corporation shall be chosen by the Board of Directors and shall include a Chief Executive Officer, a President, a Chief Operating Officer, a Chief Financial Officer, one or more Vice Presidents (any one or more of whom may be designated Executive Vice President or Senior Vice President) and a Secretary.  The Board of Directors may also choose a Chairman of the Board, one or more Vice Chairmen of the Board and such other officers as the Board of Directors may from time to time elect or appoint (including, but not limited to, one or more Assistant Secretaries and one or more Assistant Treasurers).  Each officer shall hold office until such officer's successor shall be duly elected and shall qualify or until such officer's death or until such officer shall resign or shall have been removed.  Any number of offices may be held by the same person, unless the Articles of Incorporation of the Corporation provide otherwise.  Except for the Chairman of the Board, any Vice Chairmen of the Board and the Chief Executive Officer, no officer need be a director.

Section 5.2   Chairman of the Board.  The Chairman of the Board, if one shall be appointed, shall preside at all meetings of the shareholders and of the Board of Directors and generally manage the affairs of the Board of Directors.  The Chairman of the Board shall also have such other powers and duties as may from time to time be prescribed by the Board of Directors.

Section 5.3   Vice Chairman of the Board.  The Vice Chairman of the Board, if one shall be appointed, shall, in the absence of the Chairman of the Board, preside at all meetings of the shareholders and of the Board of Directors and generally manage the affairs of the Board of Directors.  In addition, the Vice Chairman of the Board shall have such other powers and duties as may from time to time be prescribed by the Board of Directors.

Section 5.4   Chief Executive Officer.  Unless the Board of Directors otherwise determines, the Chief Executive Officer shall have general and active management and control of the properties, business and operations of the Corporation with all such powers as may be reasonably incident to such responsibilities; may agree upon and execute all leases, contracts, evidences of indebtedness and other obligations in the name of the Corporation and may sign all certificates for shares of capital stock of the Corporation; and the Chief Executive Officer shall have such other powers and duties as designated in accordance with these Bylaws and as from time to time may be assigned to the Chief Executive Officer by the Board of Directors.

Section 5.5   President.  If no Chief Executive Officer shall be elected, the President shall be the principal executive officer of the Corporation and shall have the powers and duties of the Chief Executive Officer as set forth in Section 5.4.  Unless the Board of Directors otherwise determines, the President shall assist the Chief Executive Officer in the general and active management and control of the properties, business and operations of the Corporation with all such powers as may be reasonably incident to such responsibilities; may agree upon and execute all leases, contracts, evidences of indebtedness and other obligations in the name of the Corporation; and the President shall have such other powers and duties as designated in accordance with these Bylaws and as from time to time may be assigned to the President by the Board of Directors or the Chief Executive Officer.

Section 5.6   Chief Operating Officer.  The Chief Operating Officer shall perform such duties in connection with the operations of the Corporation as the Board of Directors or the Chief Executive Officer shall from time to time determine.  The Chief Operating Officer shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as from time to time may be assigned to the Chief Operating Officer by the Board of Directors or the Chief Executive Officer.

Section 5.7   Vice Presidents.  Each Vice President shall at all times possess power to sign all certificates, contracts and other instruments of the Corporation, except as otherwise limited in writing by the Chairman of the Board, Chief Executive Officer or the President of the Corporation.  Each Vice President shall have such other powers and duties as from time to time may be assigned to such Vice President by the Board of Directors, the Chief Executive Officer or the President.

Section 5.8   Secretary.  The Secretary shall keep the minutes of all meetings of the Board of Directors, committees of the Board of Directors and the shareholders, in books provided for that purpose;  shall attend to the giving and serving of all notices;  may in the name of the Corporation affix the seal of the Corporation to all contracts and attest the affixation of the seal of the Corporation thereto;  may sign with the other appointed officers all certificates for shares of capital stock of the Corporation;  shall have charge of the certificate books, transfer books and stock ledgers, and such other books and papers as the Board of Directors may direct, all of which shall at all reasonable times be open to inspection of any director upon application at the office of the Corporation during business hours;  shall have such other powers and duties as designated in these Bylaws and as from time to time may be assigned to the Secretary by the Board of Directors, the Chief Executive Officer or the President;  and shall in general perform all acts incident to the office of Secretary, subject to the control of the Board of Directors, the Chief Executive Officer or the President.

Section 5.9   Chief Financial Officer; Treasurer.  The Chief Financial Officer shall also serve as the Treasurer and shall have responsibility for the custody and control of all the funds and securities of the Corporation, and shall have such other powers and duties as designated in these Bylaws and as from time to time may be assigned to the Chief Financial Officer by the Board of Directors or the Chief Executive Officer.  The Chief Financial Officer shall perform all acts incident to the position of Chief Financial Officer, subject to the control of the Board of Directors or the Chief Executive Officer; and the Chief Financial Officer shall, if required by the Board of Directors, give such bond for the faithful discharge of the Chief Financial Officer's duties in such form as the Board of Directors may require.

Section 5.10   Assistant Secretaries and Assistant Treasurers.  Each Assistant Secretary and Assistant Treasurer shall have the usual powers and duties pertaining to such office, together with such other powers and duties as designated in these Bylaws and as from time to time may be assigned to each Assistant Secretary and Assistant Treasurer by the Secretary or the Chief Financial Officer, respectively, or by the Board of Directors, the Chief Executive Officer or the President.

Section 5.11   Action with Respect to Securities of Other Corporations.  Unless otherwise directed by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President, together with the Secretary or any Assistant Secretary shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of security holders of or with respect to any action of security holders of any other corporation in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other corporation.

Section 5.12   Delegation.  For any reason that the Board of Directors may deem sufficient, the Board of Directors may, except where otherwise provided by statute, delegate the powers or duties of any officer to any other person, and may authorize any officer to delegate specified duties of such office to any other person.  Any such delegation or authorization by the Board shall be effected from time to time by resolution of the Board of Directors.

Article 6
Capital Stock

Section 6.1   Certificated and Uncertificated Shares.  The shares of the capital stock of the Corporation may be either certificated shares or uncertificated shares.  As used herein, the term "certificated shares" means shares represented by instruments in bearer or registered form, and the term "uncertificated shares" means shares not represented by instruments and the transfers of which are registered upon books maintained for that purpose by or on behalf of the Corporation.

Section 6.2   Certificates for Certificated Shares.  Certificates for certificated shares of stock shall be in such form, not inconsistent with that required by law and the Articles of Incorporation of the Corporation, as shall be approved by the Board of Directors.  The certificates must be signed by or in the name of the Corporation by the Chief Executive Officer, the President or a Vice President and the Secretary or an Assistant Secretary or the Chief Financial Officer or an Assistant Treasurer of the Corporation; provided, however, that any of or all the signatures on the certificate may be facsimile.  The stock record books and the blank stock certificate books shall be kept by the Secretary or at the office of such transfer agent or transfer agents as the Board of Directors may from time to time determine.  In case any officer, transfer agent or registrar who shall have signed or whose facsimile signature or signatures shall have been placed upon any such certificate or certificates shall have ceased to be such officer, transfer agent or registrar before such certificate is issued by the Corporation, such certificate may nevertheless be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.  The stock certificates shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued.  Each certificate representing shares shall state upon the face thereof: (a) that the Corporation is organized under the laws of the State of Texas; (b) the name of the person to whom issued; (c) the number and class of shares and the designation of the series, if any, which the certificate represents; (d) the par value of each share represented by the certificate, or a statement that the shares are without par value; and (e) such other matters as may be required by law.

Section 6.3   Issuance of Uncertificated Shares.  After the issuance of uncertificated shares, the Corporation or the transfer agent of the Corporation must send to the registered owner of such uncertificated shares a written notice containing the information required to be stated on certificates representing shares of stock as set forth in Section 6.2 above.

Section 6.4   Transfer of Shares.  Upon surrender to the Corporation or a transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate or evidence of the issuance of uncertificated shares to the person entitled thereto, cancel the old certificate and record the transaction upon the books of the Corporation.  Upon receipt of proper transfer instructions from the registered owner of uncertificated shares, such uncertificated shares shall be cancelled, issuance of new equivalent uncertificated shares or certificated shares will be made to the person entitled thereto and the transaction shall be recorded upon the books of the Corporation.

Section 6.5   Ownership of Shares.  The Corporation shall be entitled to treat the holder of record of any share or shares of capital stock of the Corporation as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Texas.

Section 6.6   Regulations.  The Board of Directors shall have the power and authority to make all such rules and regulations as they may deem expedient concerning the issue, transfer or registration of certificated or uncertificated shares and the replacement of certificated shares of capital stock of the Corporation.

Section 6.7   Lost, Stolen, or Destroyed Certificates.  The Board of Directors may determine the conditions upon which the Corporation may issue (a) a new certificate of stock or (b) uncertificated shares in place of a certificate theretofore issued by it which is alleged to have been lost, stolen or destroyed and may require the owner of such certificate or such owner's legal representative to give bond, with surety sufficient to indemnify the Corporation and each transfer agent and registrar against any and all losses or claims which may arise by reason of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate in the place of the one so lost, stolen or destroyed.

Article 7
Miscellaneous Provisions

Section 7.1   Fiscal Year.  The fiscal year of the Corporation shall begin on the first day of January of each year.

Section 7.2   Corporate Seal.  The corporate seal shall be circular in form and shall have inscribed thereon the name of the Corporation and the state of its incorporation, which seal shall be in the charge of the Secretary and shall be affixed to certificates of stock, debentures, bonds, and other documents, in accordance with the direction of the Board of Directors or a committee thereof, and as may be required by law;  however, the Secretary may, if the Secretary deems it expedient, have a facsimile of the corporate seal inscribed on any such certificates of stock, debentures, bonds, contract or other documents.  Duplicates of the seal may be kept for use by any Assistant Secretary.

Section 7.3   Notice and Waiver of Notice.  Whenever any notice is required to be given by law, the Articles of Incorporation of the Corporation or under the provisions of these Bylaws, said notice shall be deemed to be sufficient if given (i) by telegraphic, cable or wireless transmission (including by telecopy or facsimile transmission) or (ii) by deposit of the same in a post office box or by delivery to an overnight courier service company in a sealed prepaid wrapper addressed to the person entitled thereto at such person's post office address, as it appears on the records of the Corporation, and such notice shall be deemed to have been given on the day of such transmission or mailing or delivery to courier, as the case may be.

Whenever notice is required to be given by law, the Articles of Incorporation of the Corporation or under any of the provisions of these Bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice.  Attendance of a person, including without limitation a director, at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the shareholders, directors, or members of a committee of directors need be specified in any written waiver of notice unless so required by the Articles of Incorporation of the Corporation or these Bylaws.

Section 7.4   Facsimile Signatures.  In addition to the provisions for the use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors.

Section 7.5   Reliance upon Books, Reports and Records.  A member of the Board of Directors, or a member of any committee designated by the Board of Directors, shall, in the performance of such person's duties, be protected to the fullest extent permitted by law in relying upon the records of the Corporation and upon information, opinion, reports or statements presented to the Corporation.

Section 7.6   Application of Bylaws.  In the event that any provisions of these Bylaws is or may be in conflict with any law of the United States, of the State of Texas or of any other governmental body or power having jurisdiction over this Corporation, or over the subject matter to which such provision of these Bylaws applies, or may apply, such provision of these Bylaws shall be inoperative to the extent only that the operation thereof unavoidably conflicts with such law, and shall in all other respects be in full force and effect.

Article 8
Indemnification of Officers and Directors

Section 8.1   Indemnification.  As permitted by Section G of Article 2.02-1 of the Texas Business Corporation Act or any successor statute (the "Indemnification Article"), the Corporation hereby:

(a)   makes mandatory the indemnification permitted under Section B of the Indemnification Article as contemplated by Section G thereof;

(b)   makes mandatory its payment or reimbursement of the reasonable expenses incurred by a former or present director who was, is, or is threatened to be made a named defendant or respondent in a proceeding upon such director's compliance with the requirements of Section K of the Indemnification Article; and

(c)   extends the mandatory indemnification referred to in Section 8.1(a) above and the mandatory payment or reimbursement of expenses referred to in Section 8.1(b) above (i) to all former or present officers of the Corporation and (ii) to all persons who are or were serving at the request of the Corporation as a director, officer, partner or trustee of another foreign or domestic corporation, partnership, joint venture, trust or employee benefit plan, to the same extent that the Corporation is obligated to indemnify and pay or reimburse expenses to directors.

Section 8.2   Nonexclusivity.  The indemnification provided by this Article shall not be deemed exclusive of any other rights to which the person indemnified may be entitled under any bylaw, agreement, authorization of shareholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall enure to the benefit of such person's heirs and legal representatives.

Section 8.3   Insurance.  The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation or who is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another business, foreign, domestic or non-profit corporation, partnership, joint venture, sole proprietorship, trust or other enterprise or employee benefit plan, against any liability asserted against such person and incurred by such person in such a capacity or arising out of such person's status as such a person, whether or not the Corporation would have the power to indemnify such person against that liability under the provisions of this Article or the Texas Business Corporation Act.

Section 8.4   Witnesses.  Notwithstanding any other provision of this Article, the Corporation shall pay or reimburse expenses incurred by any director, officer, employee or agent in connection with such person's appearance as a witness or other participation in a proceeding at a time when such person is not a named defendant or respondent in such proceeding.

Article 9
Amendments

Section 9.1   Amendments.  The Board of Directors or the shareholders may adopt, amend and repeal from time to time the Bylaws of the Corporation.  Such action by the Board of Directors shall require the affirmative vote of a majority of the directors then in office at any regular or special meeting of the Board of Directors.  Such action by the shareholders shall require the affirmative vote of at least two-thirds of the issued and outstanding shares of the Corporation entitled to vote thereon.